UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Verso Technologies, Inc.

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VERSO TECHNOLOGIES, INC.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 28, 2005

To the Shareholders of Verso Technologies, Inc.:
      Notice is hereby given that the Annual Meeting of Shareholders (together with any adjournments or postponements thereof, the “Meeting”) of Verso Technologies, Inc., a Minnesota corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, December 28, 2005, at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purpose of considering and voting upon the following matters:

(1) to elect a board of eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

(2) to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the year ending December 31, 2005; and

(3) to transact such other business as may properly come before the Meeting.
      These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Shareholders. The Board of Directors of the Company has fixed the close of business on November 8, 2005, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Meeting.
      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Annual Report”) is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

By Order of the Board of Directors,

Steven A. Odom
Executive Chairman of the Board
Atlanta, Georgia
November 30, 2005
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY REVOKE OR CHANGE YOUR PROXY FOR ANY REASON AT ANY TIME BEFORE THE VOTING BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, THEN YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PERFORMANCE GRAPH
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS OF
VERSO TECHNOLOGIES, INC.

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the shareholders of Verso Technologies, Inc., a Minnesota corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) from holders of the Company’s outstanding common stock, $0.01 par value per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at 10:00 a.m., local time, on Wednesday, December 28, 2005, at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339. This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Annual Report”) are expected to be mailed to shareholders of record of the Company on or about December 5, 2005.
Solicitation of Proxies
      The Company will bear the costs of printing and mailing the Proxy Statement, as well as all other costs incurred on behalf of the Board in connection with its solicitation of proxies from the Company’s shareholders. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone or other means without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Common Stock not beneficially owned by them, for forwarding such solicitation materials to, and obtaining proxies from, the beneficial owners of such Common Stock entitled to vote at the Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.
Voting Rights and Outstanding Shares
      Only shareholders of record as of the close of business on November 8, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 27,186,434 shares of Common Stock outstanding and entitled to vote at the Meeting, held by approximately 1,713 holders of record. All shareholders of Common Stock are entitled to cast one vote per share held as of the Record Date on each proposal considered at the Meeting.
Quorum and Vote Required
      A quorum of the Company’s shareholders is necessary to transact business at the Meeting. The presence at the Meeting, in person or by proxy, of a number of shares of Common Stock representing a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker-non votes, discussed below, count as present for establishing a quorum.
      Provided a quorum is present at the Meeting, (i) the affirmative vote of a plurality of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required to elect directors and (ii) the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as the independent auditors of the Company for the year ending

December 31, 2005. If a quorum is not present at the Meeting, then it is expected that the Meeting will be adjourned or postponed to solicit additional proxies.
      All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the votes cast as to any particular proposal on which the broker has expressly not voted. Broker non-votes are proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners as to certain proposals on which the beneficial owners are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary voting power to vote without instructions. With respect to the proposal to elect directors, abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. With respect to the proposal to ratify the appointment of Grant Thornton, abstentions will have the same effect as votes against such proposal, and broker non-votes will have no effect on such proposal.
Revocability of Proxies
      The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, then such shares will be voted in favor of (FOR) (i) the election of each director nominee specified herein; (ii) the ratification of the appointment of Grant Thornton as the independent auditors of the Company for the year ending December 31, 2005; and (iii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing a proxy may, nevertheless, revoke it at any time before it is exercised by sending to the Company a written revocation notice or a new, duly executed proxy bearing a later date or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the Board shall consist of not less than one director and not more than ten directors. Vacancies on the Board and newly-created directorships can generally be filled by a vote of a majority of the directors then in office.
      At the Meeting, shareholders are being asked to elect eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Vacancies on the Board created by the resignations of Richard L. Mauro and Murali Anantharaman from the Board on February 19, 2002 and March 27, 2003, respectively, have not been filled. Proxies may not be voted for a greater number of nominees than named herein.
      It is intended that the shares represented by the enclosed proxy will be voted, unless authority is withheld, for the election to the Board of each of the nominees listed below. If any such nominee for any reason should not be available as a candidate for director, then votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the management of the Company. The Board is unaware of a nominee who is unable to serve as a director or will decline to serve as a director, if elected.
Recommendation of the Board of Directors
      The Board unanimously recommends that the shareholders of the Company vote in favor of (FOR) each of the nominees for election as director of the Company.

Nominees for Election as Director
      Set forth below is certain information as of the Record Date concerning the nominees for election as director of the Company. This information is based on information furnished to the Company by each nominee. Except as set forth below, each of the nominees has been engaged in his or her principal occupation during the past five years.
      Montgomery L. Bannerman, age 50, has served as a director and Chief Executive Officer of the Company since October 1, 2005. From August 1, 2005 to September 30, 2005, Mr. Bannerman served as President and Chief Operating Officer of the Company. From November 19, 2004 to July 31, 2005, Mr. Bannerman served as the Company’s Senior Vice President of Strategic Initiatives. From November 2003 to September 2004, Mr. Bannerman served as Vice President Strategy for Universal Access Inc., a provider of outsourced network services. From January 2000 to October 2003, Mr. Bannerman served as Senior Vice President and Chief Technology Officer of Terremark Worldwide, Inc., a network access provider of telecommunications services. Mr. Bannerman founded IXS.NET, a provider of integrated Voice over Internet Protocol (“VoIP”) network platforms in Asia, in 1996, and DSP.NET, a commercial ISP in northern California, in 1993.
      Mark H. Dunaway, age 60, has served as a director of the Company and member of the Company’s audit committee (the “Audit Committee”) since June 1, 2005. Since October 2003, Mr. Dunaway has served as Chairman and Chief Executive Officer of Composite Materials Technology, LLC, a provider of engineering products.
      Paul R. Garcia, age 53, has served as a director of the Company and a member of the Audit Committee since April 2003 and as a member of the Company’s Compensation Committee (the “Compensation Committee”) since February 24, 2004. Mr. Garcia has served as a director, President and Chief Executive Officer of Global Payments Inc. since February 2001. Mr. Garcia also currently serves as Chairman of the Board of Global Payments Inc. From June 1999 to January 2001, he served as Chief Executive Officer of NDC eCommerce. From March 1997 to September 1998, he served as President and Chief Executive Officer of Productivity Point International. From 1995 to 1997, he served as Group President of First Data Card Services.
      Gary H. Heck, age 61, has served as a director of the Company since September 29, 2000. From February 23, 2004 to November 3, 2004, Mr. Heck also served as the Company’s President and Chief Operating Officer. Mr. Heck also served as a member of the Compensation Committee from September 29, 2000 until February 24, 2004. From January 2000 to September 2000, Mr. Heck served as a director of Cereus Technology Partners, Inc. (“Cereus”). Mr. Heck has been a consultant since 1989, most recently serving as a Managing Partner and a co-founder of PacifiCom, a consulting services company. From 1987 until 1989, Mr. Heck was President and Chief Executive Officer of Telematics Products, Inc., a telecommunications products company. From 1983 until 1987, he held various executive positions at Pacific Telesis Corporation, one of the nation’s largest Regional Bell Operating Companies, and completed his tenure as a corporate officer of several subsidiaries of Pacific Telesis and as Chief Executive Officer of PacTel Products Corporation. From 1977 until 1983, Mr. Heck was a Division Manager and District Manager at AT&T Corporation, where he was responsible for sales and marketing programs. From 1967 until 1977, Mr. Heck held various positions at Pacific Telephone & Telegraph.
      James R. Kanely, age 64, has served as a director of the Company since August 17, 2005. Since August 1993, Mr. Kanely has served as a member of the board of directors and chairman of the audit committee of The Alpine Group, Inc., a publicly-traded industrial holding company with interests in the manufacturing of electrical wire and cable.
      Amy L. Newmark, age 48, has served as a director of the Company and member of the Compensation Committee since September 29, 2000. From January 2000 to September 2000, Ms. Newmark served as a director of Cereus. Ms. Newmark is a private investor in the technology, Internet and telecommunications fields. From 1995 to 1997, she served as Executive Vice President of Strategic Planning at Winstar Communications, Inc. Prior to 1995, Ms. Newmark served as the general partner of Information Age

Partners, L.P., a hedge fund investing primarily in technology and emerging growth companies. Before that, Ms. Newmark was a securities analyst specializing in telecommunications and technology companies.
      Steven A. Odom, age 52, has served as the Executive Chairman of the Board since October 1, 2005 and as a director of the Company since September 29, 2000. From September 29, 2000 to September 30, 2005, Mr. Odom served as the Chief Executive Officer of the Company and as the Chairman of the Board from December 2000 to September 30, 2005. From January 2000 to September 2000, Mr. Odom served as the Chairman of the Board and the Chief Executive Officer of Cereus. From 1994 until June 1998, Mr. Odom served as Chief Executive Officer of World Access, Inc., a provider of voice, data and Internet products and services around the world (“World Access”). From November 1994 until November 1999, Mr. Odom also served as Chairman of the Board of World Access. From 1990 until 1994, Mr. Odom was a private investor in several companies, including World Access and its predecessor. From 1987 until 1990, he served as President of the PCS Division of Executone Information Systems in Atlanta, Georgia, a public company that manufactured and distributed telephone systems. From 1983 until 1987, Mr. Odom was Chairman and Chief Executive Officer of Data Contract Company, Inc., a manufacturer of telephone switching equipment and intelligent pay telephones, which he founded in 1983. From 1974 until 1983, he served as the Executive Vice President of Instrument Repair Service, a private company co-founded by Mr. Odom in 1974 that repaired test instruments for local exchange carriers.
      Dr. James A. Verbrugge, age 65, has served as a director of the Company since November 9, 2004 and a member of the Audit Committee since January 28, 2005. Dr. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. From 1976 to 2001, he was the Chairman of the Department of Banking and Finance in the Terry College of Business, and he held the Chair of Banking from 1992-2002. He is a member of the Board of Directors of One Travel, Inc., Crown Crafts, Inc. and Tri-S Security Corporation, and also serves on the board of one private company. Dr. Verbrugge also serves as a member of Tri-S Security Corporation’s audit committee and compensation committee.
      There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve as a director. To the best of the Company’s knowledge, (i) there are no material proceedings to which any director of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any of the directors during the past five years.
Board of Directors, Board Committees and Meetings
      The Board is currently comprised of Messrs. Bannerman, Dunaway, Garcia, Heck, Kanely and Odom, Dr. Verbrugge and Ms. Newmark. The current directors shall serve as directors until the Meeting and until their successors are elected and qualified or until their earlier death, resignation or removal.
      The Company’s business and affairs are managed by the Board, which met six times during the year ended December 31, 2004 and took action by unanimous written consent six times during such period. The Board has established a Compensation Committee and an Audit Committee. The Board has not established a separate committee of its members to nominate candidates for election as directors.
      The current members of the Compensation Committee are Mr. Garcia and Ms. Newmark. From January 1, 2004 to February 23, 2004, the members of the Compensation Committee were Ms. Newmark and Mr. Heck. Mr. Heck was selected as President and Chief Operating Officer of the Company effective February 23, 2004 and, as a result thereof, ceased serving as a member of the Compensation Committee on February 24, 2004. Mr. Garcia was appointed as a member of the Compensation Committee on February 24, 2004. The function of the Compensation Committee is to set the compensation for executive officers, including those officers of the Company who are also directors of the Company, and to act on other such matters relating to compensation as it deems appropriate, including the administration of the Company’s stock incentive plans. The Compensation Committee met four times during the year ended December 31, 2004.

      The current members of the Audit Committee are Messrs. Dunaway and Garcia and Dr. Verbrugge, with Mr. Dunaway serving as the chairman. From January 1, 2004 to January 17, 2005, the members of the Audit Committee were Mr. Garcia, Stephen E. Raville and Joseph R. Wright, Jr. Messrs. Wright and Raville resigned from the Board and the Audit Committee on January 17, 2005 and May 31, 2005, respectively. Dr. Verbrugge was appointed as a member of the Audit Committee on January 28, 2005, and Mr. Dunaway was appointed as a member of the Board and the Audit Committee on June 1, 2005. The Audit Committee operates under a written charter adopted by the Board on February 24, 2000 and amended and restated by the Board on October 15, 2004. In accordance with the Audit Committee Charter, the Audit Committee, among other things, reviews the Company’s annual financial statements, changes in accounting practices, the selection and scope of the work of the Company’s independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee met six times during the year ended December 31, 2004.
      Each director of the Company attended 75% or more of the meetings of the Board and committees on which such director served during the year ended December 31, 2004.
Nominating Process for Directors
      The Company does not have a nominating committee, and accordingly, does not have a nominating committee charter. The Board has adopted resolutions which require that the independent directors on the Board, where independence is determined by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (the “Independent Directors”), identify candidates for election to the Board and recommend to the full Board such candidates for nomination for election to the Board. Messrs. Dunaway, Garcia, and Kanely, Dr. Verbrugge and Ms. Newmark are the Independent Directors currently serving on the Board. The Board believes that establishing a separate nominating committee is not necessary because the Independent Directors perform substantially similar functions as a separately-designated nominating committee would perform.
      Only persons who are nominated in accordance with the provisions of Article III, Section 10 of the Bylaws shall be eligible for election as directors at any annual or special meeting of the Company’s shareholders. Article III, Section 10 of the Bylaws provides that nominations of persons for election as directors may be made by or at the direction of the Board (including through a committee delegated with such function) or by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Article III, Section 10 of the Bylaws. Nominations by shareholders shall be made pursuant to timely notice in writing to the Company’s Chairman of the Board, President or the Secretary. To be timely, a shareholder’s notice in respect of any annual or special meeting of the Company’s shareholders subsequent to the Meeting must be delivered to or mailed and received at the principal executive offices of the Company: (i) in the case of an annual meeting, the earlier of (a) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that this subsection (a) shall not apply if (1) there was no annual meeting in the prior year or (2) the date of the current year’s annual meeting is more than 30 days from the anniversary date of the prior year’s annual meeting; and (b) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the date specified in the Bylaws, such date not having been changed since the last annual meeting) if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than 60 days prior to the date of such special meeting; provided, however, that if less than 65 days’ notice or prior public disclosure of the date of such special meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of such special meeting was deposited in the United States mail or sent by electronic transmission or such public disclosure was made.

      A shareholder’s notice in respect of any annual or special meeting of the Company’s shareholders shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor regulation thereto; and (ii) as to the shareholder giving the notice: (a) the name and record address of such shareholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a director at any annual or special meeting of shareholders unless nominated in accordance with the procedures set forth in Article III, Section 10 of the Bylaws and summarized above. The chairman of any meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with such procedures, and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.
      The Independent Directors and the Board have not established any specific, minimum qualifications that must be met by a nominee identified by the Independent Directors and nominated by the Board. When seeking to identify an individual to become a director, the Independent Directors generally consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person’s availability to devote sufficient time to Board duties. Each of the director nominees for election as a director at the Meeting was identified by the Independent Directors and nominated by the Board based on the foregoing factors, among other things.
      Assuming the appropriate background material is provided for candidates submitted by shareholders, the process generally followed by the Independent Directors to identify and evaluate candidates described above will be used to evaluate those candidates submitted by shareholders and the Independent Directors will apply substantially the same criteria.
Communications With Directors
      Shareholders may communicate with the Board or any individual director by sending a letter to the Company at 400 Galleria Parkway, Suite 200, Atlanta Georgia 30339, addressed to the Board or any individual director. The Company’s Secretary will receive the correspondence and forward it to the Executive Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company’s Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the Executive Chairman of the Board or to whomever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, such individuals are authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to the appropriate investor relations personnel.
Executive Officers
      Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal, subject to the terms of applicable employment agreements. The following table sets forth the name of each executive officer of the Company, the office held by such officer and the age, as of November 8, 2005, of such officer:

Name	Age	Position

Montgomery L. Bannerman	50	Chief Executive Officer
Steven A. Odom	52	Executive Chairman of the Board
Juliet M. Reising	54	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Yves Desmet	38	Senior Vice President, Worldwide Sales

      Certain additional information concerning Messrs. Bannerman and Odom is set forth in the section of this Proxy Statement titled “Proposal 1 — Election of Directors — Nominees for Election as Director.”
      Juliet M. Reising has served as Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of the Company since September 29, 2000. She served as a director of the Company from September 29, 2000 to September 30, 2005. Ms. Reising also served as Executive Vice President, Chief Financial Officer and a director of Cereus from March 2000 to September 2000. From February 1999 to March 2000, Ms. Reising served as Chief Financial Officer of MindSpring Enterprises, Inc., an Internet service provider that merged with EarthLink, Inc. in February 2000. From September 1998 to February 1999, Ms. Reising served as Chief Financial Officer of AvData, Inc., a network management services company acquired by ITC DeltaCom, Inc. in 1999. From September 1997 to September 1998, Ms. Reising served as Vice President and Chief Financial Officer for Composit Communications International, Inc., an international software development company. From August 1995 to September 1997, she served as Vice President and Chief Financial Officer of InterServ Services Corporation, which was merged with Aegis Communications, Inc. in 1997. Ms. Reising started her career with Ernst & Young LLP in Atlanta, Georgia, where she received her certified public accountant license.
      Yves Desmet has served as Senior Vice President, Worldwide Sales of the Company since October 14, 2005. From January 2005 through October 2005, he served as the Company’s Vice President of Operations for Europe, Middle East and Africa (“EMEA”). From February 2003 through January 2005, he served as the Company’s Vice President of Sales for EMEA. From 1999 to February 2003, he served as Vice President of Original Equipment Manufacturer and Channel Sales for EMEA for Clarent Corporation, a then publicly-traded provider of softswitch and VoIP solutions for next-generation networks and enterprise convergent solutions.
      There are no family relationships among any of the executive officers or directors of the Company. Except as disclosed in the sections of this Proxy Statement titled “Compensation of Directors and Executive Officers — Employment Agreements” and “Certain Relationships and Related Transactions”, no arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected to serve as an executive officer. To the best of the Company’s knowledge, (i) there are no material proceedings to which any executive officer of the Company is a party, or has a material interest, adverse to the Company; and (ii) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of Common Stock (“Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such forms furnished to the Company for the year ended December 31, 2004, and the information provided to the Company by Reporting Persons of the Company, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

AUDIT COMMITTEE REPORT
To the Board of Directors:
      The Audit Committee consists of the following members of the Board: Messrs. Dunaway and Garcia and Dr. Verbrugge, with Mr. Dunaway serving as the chairman. Each of the members meets the independence requirements of Rule 4200(a)(15) of the NASD Listing Standards.
      The Audit Committee operates under a written charter adopted by the Board on February 24, 2000, and amended and restated by the Board on October 15, 2004.
      The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.
      The Audit Committee has discussed with the Company’s independent auditors for the year ended December 31, 2004, Grant Thornton, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      We have received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Grant Thornton its independence.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Annual Report for filing with the SEC.

Respectfully submitted,

Mark H. Dunaway*
Paul R. Garcia
James A. Verbrugge
* Mr. Dunaway was appointed to the Audit Committee on June 1, 2005 and, therefore, did not participate in any discussions of the Audit Committee concerning the audit of the Company’s financial statements as of and for the year ended December 31, 2004.
      Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
      The Company reimburses directors for out-of-pocket expenses incurred in attending Board or committee meetings. In addition, non-employee directors are eligible to receive grants of stock options under the Company’s 1999 Stock Incentive Plan, as amended (the “Incentive Plan”).
Executive Compensation
      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by each person who served as the Chief Executive Officer of the Company during the year ended December 31, 2004, as well as for other executive officers of the Company and its subsidiaries whose salary and bonus exceeded $100,000 during the year ended December 31, 2004 (the “Named Executive Officers”).
Summary Compensation Table

					Long-Term
					Compensation

	Annual Compensation				Securities
					Underlying		All Other
Name and Principal Position	Year	Salary($)		Bonus($)	Options (#)(1)		Compensation($)

Steven A. Odom	2004	442,500		—	—		—
Chief Executive Officer	2003	435,000		—	100,000	(2)	—
	2002	443,180		—	—		—
Gary H. Heck	2004	224,891	(3)	—	20,000	(4)	30,000	(5)
President and Chief	2003	—		—	22,000	(4)	—
Operating Officer	2002	—		—	45,500	(4)	—
James A. Logsdon	2004	275,711	(6)	—	—
President and	2003	261,000		—	60,924	(7)	—
Chief Operating Officer	2002	270,000		—	—		—
Juliet M. Reising	2004	266,667		—	—		—
Executive Vice President	2003	261,000		—	47,745	(8)	—
And Chief Financial Officer	2002	258,680		—	87,500	(8)	—

(1)	The exercise prices of all options to purchase shares of Common Stock granted to the Named Executive Officers are equal to or greater than the fair market value of the Common Stock on the dates such options were granted. All options to purchase shares of Common Stock and the exercise prices thereof have been adjusted to reflect the 1-for-5 reverse stock split of the outstanding Common Stock which became effective on October 11, 2005 (the “Reverse Split”).

(2)	The amount of 2001 bonus earned by Mr. Odom was previously reported by the Company as $225,000. Of such amount, only $168,750 was paid to Mr. Odom in cash and the remainder was paid to Mr. Odom in the form of a stock option to purchase 49,755 shares of Common Stock at an exercise price of $2.30 per share granted to Mr. Odom on January 3, 2003 and exercisable in its entirety on the date thereof. On February 12, 2003, the Company also granted to Mr. Odom an option to purchase 50,245 shares of Common Stock at an exercise price of $2.10 per share, exercisable in its entirety on the date of grant.

(3)	Mr. Heck served as President and Chief Operating Officer of the Company from February 23, 2004 to November 3, 2004. Salary earned during 2004 was compensation for such service.

(4)	The Company granted to Mr. Heck (i) on March 1, 2004 an option to purchase 20,000 shares of Common Stock at an exercise price of $9.10 per share, exercisable in its entirety on September 1, 2004, in connection with his appointment as President and Chief Operating Officer of the Company; (ii) on February 7, 2003, an option to purchase 20,000 shares of Common stock at an exercise price of $2.15 per share, exercisable in its entirety on February 7, 2004, in exchange for his services as a director of the Company; (iii) on January 3, 2003, an option to purchase 2,000 shares of Common Stock at an exercise price of $2.30 per share, exercisable in its entirety on the date of grant, in exchange for consulting services rendered to the Company by PacifiCom, a consulting firm in which Mr. Heck is a partner; (iv) on January 7, 2002, an option to purchase 17,500 shares of Common Stock at an exercise price of $7.50 per share, exercisable in its entirety on January 7, 2003, in exchange for his services as a director; (v) on March 28, 2002, an option to purchase 5,000 shares of Common Stock at an exercise price of $6.05 per share, exercisable in its entirety on the date of grant, in exchange for his services as a director; and (vi) on December 31, 2002, an option to purchase 23,000 shares of Common Stock at an exercise price of $2.50 per share, exercisable in its entirety on the date of grant, in exchange for consulting services rendered to the Company by PacifiCom, a consulting firm in which Mr. Heck is a partner.

(5)	Represents amounts paid to PacifiCom, a consulting firm in which Mr. Heck is a partner, in connection with consulting services rendered by PacifiCom to the Company.

(6)	Represents amounts paid to Mr. Logsdon pursuant to his employment agreement with the Company while serving as the President and Chief Operating Officer of the Company, and amounts paid to him under such agreement after he ceased serving as the President and Chief Operating Officer of the Company on February 23, 2004.

(7)	The amount of 2001 bonus earned by Mr. Logsdon was previously reported by the Company as $85,000. Of such amount, only $63,750 was paid to Mr. Logsdon in cash and the remainder was paid to Mr. Logsdon in the form of a stock option to purchase 20,924 shares of Common Stock at an exercise price of $2.30 per share granted to Mr. Logsdon on January 3, 2003 and exercisable in its entirety on the date thereof. The Company also granted to Mr. Logsdon an option to purchase 40,000 shares of Common Stock at an exercise price of $2.10 per share, exercisable with respect to fifty percent (50%) of the underlying shares on the date of grant and all of the underlying shares as of February 12, 2004. Mr. Logsdon ceased serving as the President, Chief Operating Officer and a director of the Company effective February 23, 2004.

(8)	On January 3, 2003, the Company granted to Ms. Reising a stock option to purchase 7,745 shares of Common Stock at an exercise price of $2.30 per share, exercisable in its entirety on the date of grant. The Company granted this option to Ms. Reising in lieu of payments of cash salary and bonus earned by Ms. Reising in the years ended 2002 and 2001, respectively. On February 12, 2003, the Company also granted to Ms. Reising a stock option to purchase 40,000 shares of Common Stock at an exercise price of $2.10 per share, exercisable in its entirety on the date of grant. On August 2, 2002, the Company granted to Ms. Reising an option to purchase 87,500 shares of Common Stock at an exercise price of $10.70 per share, exercisable as to two-thirds of the underlying shares on the date of grant and as to the remaining shares on March 23, 2003.
Option Grants in Last Fiscal Year
      The following table sets forth information with respect to options granted under the Incentive Plan to the Named Executive Officers for the year ended December 31, 2004.

Individual Grants
Potential Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to			Option Term(1)
	Options	Employees	Exercise Price	Expiration
Name	Granted(2)	In 2004	(per share)	Date(2)	5%	10%

Gary H. Heck	20,000	4%	$9.10	02/28/14	$114,459	$290,061

(1)	Amounts represent certain assumed rates of appreciation as set forth by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

(2)	On March 1, 2004, the Company granted to Mr. Heck an option to purchase 20,000 shares of Common Stock at an exercise price of $9.10 per share, exercisable in its entirety on September 1, 2004, in connection with his appointment as President and Chief Operating Officer of the Company. The number of shares of Common Stock underlying the option granted to Mr. Heck and the exercise price thereof have been adjusted to reflect the Reverse Split.

Aggregated Option Exercises and Year-End Option Values
      The following table sets forth information concerning the value at December 31, 2004, of the unexercised options held by each of the Named Executive Officers. The value of unexercised options reflects the increase in market value of the Common Stock from the date of grant through December 31, 2004. No Named Executive Officer exercised any options during the year ended December 31, 2004.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-
	Options at Fiscal Year-		The-Money Options at Fiscal
	End (1)		Year-End (2)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven A. Odom(3)	626,664	87,500	$150,049	$0
Gary H. Heck	140,000	0	59,400	0
James M. Logsdon(4)	295,694	0	93,294	0
Juliet M. Reising(5)	269,516	0	74,844	0

(1)	The number of shares of Common Stock underlying the unexercised options held by each of the Named Executive Officers at December 31, 2004 has been adjusted to reflect the Reverse Split.

(2)	Value of the Company’s unexercised, in-the-money options based on the average of the high and low price of a share of the Common Stock as of December 31, 2004, which was $3.70 (as adjusted to reflect the Reverse Split).

(3)	Includes options and warrants originally issued by Cereus prior to September 29, 2000, which were converted into options or warrants to acquire an aggregate of 469,164 shares of Common Stock, of which options or warrants to acquire an aggregate of 381,664 shares of Common Stock were exercisable at December 31, 2004, and options or warrants to acquire an aggregate of 87,500 shares of Common Stock were unexercisable at December 31, 2004.

(4)	Includes options and warrants originally issued by Cereus prior to September 29, 2000 which were converted into options or warrants to acquire 211,770 shares of Common Stock.

(5)	Includes options and warrants originally issued by Cereus prior to September 29, 2000, which were converted into options or warrants to acquire an aggregate of 124,270 shares of Common Stock.
Employment Agreements
      On September 29, 2000, the Company entered into an Executive Employment Agreement with Mr. Odom, pursuant to which Mr. Odom has agreed to serve as the Chief Executive Officer of the Company for a term of three years (the “Original Odom Employment Agreement”). The agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Mr. Odom’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Mr. Odom’s salary and the benefits for the 24 months following his termination by the Company without “cause” or by him for “good reason.” Effective January 16, 2001, Mr. Odom ’s base salary under the agreement was increased to $450,000. Effective November 1, 2002, Mr. Odom’s base salary under the agreement was reduced to $405,000 until May 1, 2003, when his base salary under the agreement returned to $450,000. Effective November 1, 2004, Mr. Odom agreed voluntarily to reduce his base salary to $405,000 per year. On October 24, 2005, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Odom effective as of October 1, 2005 (the “Amended Odom Employment Agreement”), which amended and restated the Original Odom Employment Agreement. The Amended Odom Employment Agreement provides that (i) Mr. Odom shall no longer serve as the Company’s Chief Executive Officer for a stated term with automatic renewals thereof but shall serve as the

Company’s Executive Chairman of the Company’s Board until the termination of Mr. Odom’s employment with the Company pursuant to the terms of the Amended Odom Agreement; (ii) in addition to the termination provisions already provided in the Original Odom Employment Agreement, Mr. Odom’s employment with the Company shall terminate immediately if Mr. Odom is not re-elected to serve as a member of the Board; (iii) Mr. Odom is entitled to receive his base salary and benefits for a period of two years after such termination; (iv) if Mr. Odom’s employment under the Amended Odom Employment Agreement is terminated for any reason pursuant to the terms thereof, then Mr. Odom is entitled to receive, in addition to any other amounts provided in the Original Odom Employment Agreement, a pro rata portion of the annual bonus (if any) which Mr. Odom otherwise would have received for the calendar year in which such termination occurs; (v) Mr. Odom’s base salary is no longer required to be increased annually by a percentage at least equal to the percentage increase in the consumer price index for the prior year; and (vi) termination for cause requires a determination of all of the non-employee members of the Board instead of two-thirds of the members of the Board. Other than the foregoing modifications to the Original Odom Employment Agreement effected by the Amended Odom Employment Agreement, the material terms of Mr. Odom’s employment with the Company remain unchanged.
      In connection with Mr. Bannerman’s appointment as the Company’s President and Chief Operating Officer, effective as of August 1, 2005, and its Chief Executive Officer effective as of October 1, 2005, on October 24, 2005, the Company entered into an Executive Employment Agreement, with Mr. Bannerman pursuant to which he has agreed to serve as the Chief Executive Officer of the Company until the termination of his employment pursuant thereto. Mr. Bannerman’s Executive Employment Agreement provides for: (i) the payment to Mr. Bannerman of a specified base salary, which is $325,000 per year as of October 1, 2005, and an annual bonus in the discretion of the Board; (ii) a prohibition against Mr. Bannerman’s (a) disclosure of confidential information during the term of the agreement and for the two-year period immediately following any termination of Mr. Bannerman’s employment with the Company, (b) disparagement of the Company, its affiliates and business during the term of the agreement and during the one-year period immediately following any termination of Mr. Bannerman’s employment with the Company, (c) participation in a competitive business during the term of the agreement and, if Mr. Bannerman’s employment with the Company is terminated other than by the Company without “cause” or by Mr. Bannerman for “good reason” within the one-year period immediately following a change of control of the Company, during the one-year period immediately following such termination, and (d) solicitation of the Company’s employees, interference with the Company’s customers and interference with the control of the Company during the one-year period immediately following the termination of Mr. Bannerman’s employment with the Company, if such employment is terminated other than by the Company without cause or by Mr. Bannerman for good reason within the one-year period immediately following a change of control of the Company; (iii) continuation of Mr. Bannerman’s base salary and benefits for (a) 24 months immediately following the termination of Mr. Bannerman’s employment with the Company if terminated by Mr. Bannerman for “good reason” within the one-year period immediately following a change of control of the Company or if terminated by the Company without “cause” after a change of control of the Company; and (b) 12 months immediately following the termination of Mr. Bannerman’s employment with the Company if terminated by the Company without cause prior to a change of control of the Company; and (iv) the availability to Mr. Bannerman of all benefits and conditions of employment provided by the Company to its executive officers. In addition, pursuant to Mr. Bannerman’s Executive Employment Agreement, on January 2, 2006, the Company shall grant to Mr. Bannerman under the Incentive Plan, a ten-year, non-qualified stock option to purchase 50,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price equal to the higher of $6.25 per share or the Fair Market Value (as defined in the Incentive Plan) of the Common Stock on such date. This option shall vest and first become exercisable with respect to 12,500 shares of the underlying Common Stock on each of August 1, 2006, August 1, 2007, August 1, 2008 and August 1, 2009. In connection with Mr. Bannerman’s promotions to the offices described above, on August 1, 2005, the Company issued to Mr. Bannerman pursuant to the Incentive Plan a ten-year, non-qualified stock option to purchase 100,000 shares of Common Stock, at an exercise price of $2.50 per share, exercisable with respect to 50,000 of the underlying shares as of August 1, 2005 and, with respect to the remaining 50,000 shares, over a four-year period.

      On September 29, 2000, the Company entered into an Executive Employment Agreement with Ms. Reising (the “Original Reising Employment Agreement”), pursuant to which Ms. Reising has agreed to serve as the Executive Vice President and Chief Financial Officer of the Company for a term of three years for a base salary at an annual rate per year of $175,000 through and including March 23, 2001, and at an annual rate per year of $200,000 thereafter. The Original Reising Employment Agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Ms. Reising’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Ms. Reising’s salary and the benefits for the 24 months following her termination by the Company without “cause” or by her for “good reason.” Effective January 1, 2001, and March 1, 2002, Ms. Reising’s base salary under the Original Reising Employment Agreement was increased to $225,000 and $270,000, respectively. Effective November 1, 2002, Ms. Reising’s base salary under the Original Reising Employment Agreement was reduced to $243,000 until May 1, 2003, when her base salary under the Original Reising Employment Agreement returned to $270,000. Effective November 1, 2004, Ms. Reising agreed voluntarily to reduce her base salary to $250,000 per year. On October 24, 2005, the Company entered into an Amended and Restated Executive Employment Agreement with Ms. Reising effective as of October 1, 2005 (the “Amended Reising Employment Agreement”), which amends and restates the Original Reising Employment Agreement between the Company and Ms. Reising dated September 29, 2000. The Amended Reising Employment Agreement amends the Original Reising Employment Agreement (i) to eliminate the stated term and automatic renewals thereof and to provide that Ms. Reising shall continue to serve as the Company’s Chief Financial Officer, Executive Vice President and Secretary until the termination of Ms. Reising’s employment with the Company pursuant to the terms of the Amended Reising Employment Agreement; and (ii) to provide that Ms. Reising’s base salary is no longer required to be increased annually by a percentage at least equal to the percentage increase in the consumer price index for the prior year. Other than the foregoing modifications to the Original Reising Employment Agreement effected by the Amended Reising Employment Agreement, the material terms of Ms. Reising’s employment with the Company remain unchanged.
      On September 29, 2000, the Company entered into an Executive Employment Agreement with Mr. Logsdon, pursuant to which Mr. Logsdon agreed to serve as the President and Chief Operating Officer of the Company for a term of three years for a base salary at an annual rate per year of $175,000 through and including February 1, 2001, and at an annual rate per year of $225,000 thereafter. The agreement provides for: (i) a term which will be automatically renewed for an additional one-year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term; (ii) the payment of a specified base salary and an annual bonus in the discretion of the Board; (iii) a prohibition against Mr. Logsdon’s disclosure of confidential information for a period of two years following termination; and (iv) continuation of Mr. Logsdon’s salary and the benefits for 24 months following his termination by the Company without “cause” or by him for “good reason.” Effective January 1, 2001, Mr. Logsdon’s base salary under the agreement was increased to $270,000. Effective November 1, 2002, Mr. Logsdon’s base salary under the agreement was reduced to $243,000 until May 1, 2003, when his base salary under the agreement returned to $270,000. Effective as of February 23, 2004, Mr. Logsdon ceased serving as President, Chief Operating Officer and a director of the Company. Consequently, Mr. Logsdon is entitled to receive certain payments and benefits in accordance with Section 10.1(ii) of his Executive Employment Agreement with the Company.
      From November 3, 2004 through August 1, 2005, Mr. Jaffe served as the Company’s President and Chief Operating Officer. The Company and Mr. Jaffe did not enter into a written employment agreement with respect to such service, but the Company and Mr. Jaffe entered into the Separation Agreement in connection with the cessation of such services. See the section of this Proxy Statement titled “Certain Relationships and Related Transactions” for a discussion of Mr. Jaffe’s employment and separation arrangements with the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The executive compensation program is administered by the Compensation Committee of the Board, which from January 1, 2004 through February 24, 2004, consisted of Ms. Newmark and Mr. Heck and from February 24, 2004 through December 31, 2004, consisted of Ms. Newmark and Mr. Garcia. The executive compensation program supports the Company’s commitment to providing superior shareholder value and is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company and to accomplish the Company’s short and long-term objectives. The Compensation Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses, stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of the Company’s officers and performs such other duties as may be delegated to it by the Board. The Compensation Committee held four meetings during the year ended December 31, 2004.
      In reviewing the compensation to be paid to the Company’s executive officers during the year ended December 31, 2004, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company’s value for its shareholders and for achieving internal goals.
      The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in the Company and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performance. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of the Common Stock. Stock awards may be granted under various incentive plans to officers and directors of the Company and its subsidiaries and to employees specified in such plans who have managerial or supervisory responsibilities.
      The Company entered into employment agreements with Messrs. Odom and Bannerman and Ms. Reising which are described in the section of this Proxy Statement titled “Compensation of Directors and Executive Officers — Employment Agreements.” Effective August 1, 2005, Mr. Jaffe ceased serving as an executive officer of the Company.
      During the year ended December 31, 2004, the Company paid Mr. Odom, the Company’s then Chief Executive Officer, salary in accordance with the terms of his employment agreement. The Company did not pay a bonus or issue options to Mr. Odom during the year ended December 31, 2004 because certain benchmarks discussed above were not achieved.

Respectfully submitted,

Amy L. Newmark
Paul R. Garcia
      Pursuant to the regulations of the SEC, this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      From January 1, 2004 through February 24, 2004, the Compensation Committee was comprised of non-employee directors Ms. Newmark and Mr. Heck. From February 24, 2004 to December 31, 2004, the Compensation Committee was comprised of Ms. Newmark and Mr. Garcia. During the year ended December 31, 2004, there were no Compensation Committee Interlocks.
      In the second quarter of 2002, PacifiCom, a consulting firm in which Mr. Heck, a director of the Company and a member of the Compensation Committee, is a partner, provided to the Company consulting services relating to management performance. In exchange for such services, in December 2002 and January 2003, the Company issued to Mr. Heck and his partner options to purchase an aggregate of 25,000 and 3,000 shares of Common Stock, respectively, with exercise prices equal to the fair market value of the Common Stock on the date of grant. The services provided by PacifiCom had a fair market value in excess of the options granted to Mr. Heck and his partner for such services.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Descriptions of the employment agreements between the Company and Messrs. Bannerman, Odom and Logsdon and Ms. Reising are set forth in the section of this Proxy Statement titled “Compensation of Directors and Executive Officers — Employment Agreements.”
      In addition, the Company entered into Indemnification Agreements with each of its directors and non-director officers at the level of Vice President and above. These agreements were ratified by the shareholders of the Company at the Company’s annual meeting of shareholders held in 2001.
      As noted above, in the second quarter of 2002, PacifiCom, a consulting firm in which Mr. Heck, a director of the Company and a member of the Compensation Committee, is a partner, provided to the Company consulting services relating to management performance. In exchange for such services, in December 2002 and January 2003, the Company issued to Mr. Heck and his partner options to purchase an aggregate of 25,000 and 3,000 shares of Common Stock, respectively, with exercise prices equal to the fair market value of the Common Stock on the date of grant. The services provided by PacifiCom had a fair market value in excess of the options granted to Mr. Heck and his partner for such services.
      Effective February 23, 2004, the Company hired Mr. Heck to serve as President and Chief Operating Officer of the Company at an annual salary of $270,000. On March 1, 2004, in connection with Mr. Heck’s employment, the Company issued to Mr. Heck an option to purchase 20,000 shares of Common Stock at an exercise price of $9.10 per share. The option was issued pursuant to the Incentive Plan and vested in its entirety on September 1, 2004. Mr. Heck resigned his positions as the President and Chief Operating Officer of the Company on November 3, 2004.
      In connection with Mr. Bannerman’s appointment as the Company’s Senior Vice President, Strategic Initiatives, on November 19, 2004, the Company issued to Mr. Bannerman a ten-year option to purchase 50,000 shares of Common Stock at an exercise price of $3.45 per share. The option vests with respect to 25% of the underlying shares of Common Stock on each of November 19, 2005, November 19, 2006, November 19, 2007, and November 19, 2008.
      In connection with the appointment of Mr. Jaffe as the Company’s President and Chief Operating Officer, on November 3, 2004, the Board granted to Mr. Jaffe (i) a ten-year option to purchase 100,000 shares of the Common Stock at an exercise price of $2.65 per share; (ii) a ten-year option to purchase 50,000 shares of Common Stock at an exercise price of $3.75 per share; and (iii) a ten-year option to purchase 50,000 shares of Common Stock at an exercise price of $6.25 per share. Each option vests with respect to 25% of the underlying shares on each of November 3, 2005, November 3, 2006, November 3, 2007 and November 3, 2008; provided, however that each option vests in its entirety upon a change of control of the Company. In exchange for serving as the Company’s President and Chief Operating Officer, the Company paid Mr. Jaffe a base salary at a rate of $250,000 per year through December 31, 2004 and at a rate of $300,000 per year from January 1, 2004, through August 1, 2005, when he ceased serving as the Company’s President and Chief

Operating Officer (the “Separation Date”). On August 16, 2005, the Company entered into a Separation Agreement with Mr. Jaffe (the “Separation Agreement”), pursuant to which the Company has agreed: (i) to pay to Mr. Jaffe from the Separation Date through the one-year anniversary thereof (the “Continuation Period”) his base salary at the rate of $300,000 per year in accordance with the Company’s standard payroll practices, subject to all withholdings required pursuant to any applicable local, state or Federal law and his compliance with the restrictive covenants set forth in the Separation Agreement; and (ii) to provide Mr. Jaffe during the Continuation Period with the health insurance benefits provided to him immediately prior to the Separation Date. Pursuant to the Separation Agreement the Company has also agreed that, notwithstanding anything to the contrary set forth in those certain Non-Qualified Stock Option Agreements between the Company and Mr. Jaffe dated as of March 15, 2005 (collectively, the “Option Agreements”), twenty-five percent (25%) of the shares of the Company’s common stock underlying the options granted under the Option Agreements shall immediately vest as of the Separation Date and such vested options may be exercised at any time and from time to time until the one year anniversary of the Separation Date.
      There are no material relationships between the Company and its directors or executive officers except as previously discussed herein. In the ordinary course of business and from time to time, the Company and its affiliates and subsidiaries may do business with each other.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
      The following table sets forth information regarding the beneficial ownership of Common Stock as of November 8, 2005 by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each executive officer and director of the Company; (iii) each individual who served as Chief Executive Officer of the Company during the year ended December 31, 2004, as well as any other executive officer of the Company and its subsidiaries whose salary and bonus exceeded $100,000 during the year ended December 31, 2004; and (iv) all executive officers and directors of the Company as a group. All beneficial ownership information reported below is based upon publicly available information and certain additional information known to the Company.

	Common Stock
	Beneficially Owned(1)

	Number of
	Shares of	Percentage
Name of Beneficial Owner	Common Stock	of Class(2)

Barclays Global Investors, NA(3)	1,938,783	7.1%
Steven A. Odom‡†(4)	781,184	2.8
Juliet M. Reising‡(5)	318,132	1.2
James M. Logsdon(6)	304,177	1.1
Amy L. Newmark†(7)	146,500	*
Gary H. Heck†(8)	114,875	*
Paul R. Garcia†(9)	114,400	*
Montgomery L. Bannerman‡†(10)	90,000	*
James A. Verbrugge†(11)	40,000	*
James R. Kanely†	15,000	*
Yves Desmet‡	0	0
Mark H. Dunaway†	0	0
All executive officers and directors as a group (9 persons)(12)	1,620,091	5.7

†	Director of the Company

‡	Officer of the Company

*	Less than 1% of the issued and outstanding shares of the Common Stock.

(1)	Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days after November 8, 2005, are treated as outstanding only when determining the amount and percentage owned by such individual or group.

(2)	In accordance with regulations of the SEC, the percentage calculations are based on 27,186,434 shares of Common Stock issued and outstanding as of November 8, 2005, plus shares of Common Stock which may be acquired within 60 days after November 8, 2005, by each individual or group listed.

(3)	On February 14, 2005, a Schedule 13G was filed jointly with the SEC by the following reporting persons: Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited. Each reporting person disclaims group status. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(4)	Includes (i) 260 shares of Common Stock held by Mr. Odom’s wife as to which Mr. Odom may be deemed to share voting and investment power; (ii) 2,920 shares of Common Stock held by Mr. Odom’s son as to which Mr. Odom may be deemed to share voting and investment power; and (iii) 714,164 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days after November 8, 2005.

(5)	Includes (i) 28,616 shares of Common Stock held in an account owned by Ms. Reising’s husband as to which Ms. Reising may be deemed to share voting and investment power; and (ii) 269,516 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days after November 8, 2005.

(6)	Includes 295,694 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days after November 8, 2005.

(7)	Represents 102,500 shares of Common Stock issuable pursuant to options exercisable within 60 days after November 8, 2005.

(8)	Includes 107,500 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days after November 8, 2005.

(9)	Represents 92,400 shares of Common Stock issuable pursuant to options exercisable within 60 days after November 8, 2005.

(10)	Includes 62,500 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days after November 8, 2005.

(11)	Includes 40,000 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days after November 8, 2005.

(12)	Includes 1,388,580 shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days of November 8, 2005.

PERFORMANCE GRAPH
      The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total shareholder return of a peer group of companies and The Nasdaq Market Index for the five-year period ended on December 31, 2004. The peer group selected is comprised of Lucent Technologies, Inc., Nortel Networks Corporation, Sonus Networks, Inc. and VocalTec Communications Ltd. This line graph assumes a $100 investment on December 31, 1999, and actual increases or decreases of the market value of the Common Stock relative to an initial investment of $100. The data used to produce the following line graph has been adjusted to reflect the Reverse Split. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Common Stock.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

VERSO TECHNOLOGIES, INC.	100.00	18.60	16.12	6.46	40.06	8.93

NASDAQ STOCK MARKET (U.S.)	100.00	65.98	52.19	36.78	54.64	58.51

PEER GROUP	100.00	35.68	10.87	2.50	6.41	6.16

$100 invested on 12/31/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.
      Pursuant to the regulations of the SEC, this performance graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Overview
      Grant Thornton currently serves as the Company’s independent auditors and the Board has appointed Grant Thornton to serve as independent auditors to conduct an audit of the Company’s consolidated financial statements for the year ending December 31, 2005. KPMG LLP (“KPMG”) served as the Company’s principal accountants from October 2000 to June 2004 and conducted the audit of the Company’s consolidated financial statements for the year ended December 31, 2003.

      Appointment of the independent auditors of the Company is not required to be submitted to a vote of the shareholders of the Company for ratification under the laws of the State of Minnesota. However, the Audit Committee has recommended that the Board submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Grant Thornton, then the Board will appoint another firm to serve as the independent auditors of the Company for the year ending December 31, 2006.
      Representatives of Grant Thornton are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of KPMG are not expected to be present at the Meeting.
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure
      On June 7, 2004, the Company dismissed KPMG as its principal accountants. The Audit Committee and Board participated in and approved the decision to change independent accountants.
      The audit reports of KPMG on the consolidated financial statements of Verso Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
      KPMG’s report on the consolidated financial statements of Verso Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2003 and 2002 contained a separate paragraph stating that, effective July 1, 2001, Verso Technologies, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and certain provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” as required for goodwill and other intangible assets resulting from business combinations consummated after June 30, 2001, and fully adopted all provisions effective January 1, 2002.
      In connection with KPMG’s audits for the two fiscal years ended December 31, 2003 and the subsequent interim period through June 7, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their audit reports on the consolidated financial statements for such years.
      Due to the additional costs associated with complying with the requirements of the Sarbanes-Oxley Act of 2002, the Company’s audit and accounting fees for 2004 were expected to more than double from previous years. Consequently, the Company determined that it was in its best interest to request proposals from independent public accountants to seek to better balance the Company’s cost containment efforts with its audit needs.
      The Company engaged Grant Thornton as its new independent registered public accountants as of June 7, 2004 after the Audit Committee’s review of responses to requests for proposals. Due to the Company’s change of independent registered public accounting firm, the Company expects that its total audit and accounting fees going forward will be significantly less than such fees otherwise would have been had such change not been made. Additionally, the Company believes that Grant Thornton has a focus on middle market companies similar to the Company.
      During the two most recent fiscal years and through June 7, 2004, the Company has not consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a)(1) (iv) and related instructions of Regulation S-K) or a reportable event (as defined in Item 304 (a)(1) (v) of Regulation S-K).

Audit Fees
      Grant Thornton billed $171,500 for fiscal year 2004, and KPMG billed $15,000 and $284,500 for fiscal years 2004 and 2003, respectively, for professional services rendered by such firms for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by such firms in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
      Grant Thornton billed $211,100 for fiscal year 2004, and KPMG billed $122,475 for fiscal year 2003, for Section 404 of the Sarbanes-Oxley Act of 2002, assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning certain financial accounting and reporting standards.
Tax Fees
      KPMG billed $91,381 for fiscal year 2003 for professional services rendered by such firms for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, tax audit defense, custom and duties and acquisitions and divestitures tax planning.
All Other Fees
      Neither Grant Thornton nor KPMG billed for, nor rendered professional services to the Company during, fiscal years 2004 or 2003 for any services that are not included in the above classifications.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors. The Audit Committee has adopted a policy which provides for general pre-approval of specified Audit, Audit-Related, Tax and Other Services that do not exceed enumerated dollar amounts. The policy also provides that, unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee.
      The Audit Committee has determined the Audit, Audit-Related, Tax and Other Services that are the basis for general pre-approval by the Audit Committee. The enumerated dollar amounts at which such general pre-approval will apply are currently under consideration by the Audit Committee. Until the Audit Committee has determined such enumerated dollar amounts, all services performed by the Company’s independent auditors will require the specific pre-approval of the Audit Committee.
Vote Required for Ratification of Independent Auditors
      Ratification of the appointment of independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.
Recommendation of the Board of Directors
      The Board unanimously recommends that the shareholders of the Company vote in favor of (FOR) the ratification of the appointment of Grant Thornton as the independent auditors of the Company for the year ending December 31, 2005.

ADDITIONAL INFORMATION
Annual Report
      A copy of the Annual Report, excluding exhibits, is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material enclosed herewith. Upon receipt of a written request, the Company will, without charge, furnish any owner of its Common Stock a copy of its Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the Annual Report are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement.
Other Matters
      Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting of Shareholders which accompanied this Proxy Statement. However, if any other matters do properly come before the Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters. Such person or persons will also vote the proxy in accordance with their best judgment on matters incident to the conduct of the Meeting, including any decisions to adjourn the Meeting.
Shareholder Proposals
      Any and all shareholder proposals with respect to nominations of persons for election as directors must comply with the provisions of Article III, Section 10 of the Bylaws, which provisions are summarized in the section of this Proxy Statement titled “Proposal 1 — Election of Directors — Nominating Process for Directors.” Any and all other shareholder proposals for inclusion in the proxy materials for the Company’s annual meeting of shareholders to be held in 2006 must comply with Rule 14a-8 promulgated under the Exchange Act.
      Whether or not you plan to attend the Meeting, you are urged to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors,

Steven A. Odom
Executive Chairman of the Board
Atlanta, Georgia
November 30, 2005

VERSO TECHNOLOGIES, INC.
400 Galleria Parkway, Suite 200
Atlanta, Georgia 30339
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 28, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF VERSO TECHNOLOGIES, INC.
     The undersigned holder of shares of common stock, par value $0.01 per share (the “Common Stock”), of VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Company”), hereby appoints Montgomery L. Bannerman and Steven A. Odom, and each of them, with full power of substitution, proxies to vote the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on Wednesday, December 28, 2005, at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof (the “Meeting”).
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) ITEMS 1, 2 AND 3.
1.	To elect a board of eight directors to serve until the Company’s next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal.

[ ]	FOR all nominees (except as marked below)	[ ]	WITHHOLD authority to vote for all nominees

Montgomery L. Bannerman	James R. Kanely
Mark H. Dunaway	Amy L. Newmark
Paul R. Garcia	Steven A. Odom
Gary H. Heck	James A. Verbrugge

INSTRUCTIONS:	To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

2.	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the year ending December 31, 2005.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3.	To transact such other business as may properly come before the Meeting.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

Receipt of the Company’s Proxy Statement dated November 30, 2005, is hereby acknowledged.

Signature

Signature if
jointly held

Dated:	, 2005

     Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.